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                                   EXHIBIT 3.1

                                     FILED
                                     APR 8
                               Secretary of State

 SUBMIT THE ORIGINAL             SECRETARY OF STATE              THIS SPACE FOR
  AND ONE TRUE COPY.  CORPORATION DIVISION - BUSINESS REGISTRY   OFFICE USE ONLY
       $10.00                  PUBLIC SERVICE BUILDING
  REGISTRY NUMBER:           255 CAPITOL ST. NE SUITE 151
     056193-17                   SALEM, OR 97310-1327
                       (503)956-2200    FACSIMILE (503)378-4381


                              ARTICLES OF AMENDMENT
                              BUSINESS CORPORATION

1.   Name of the corporation prior to amendment:

                        OREGON METALLURGICAL CORPORATION
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2.   State the article number(s) and set forth the article(s) as it is amended to read, or attach a separate sheet.

     The second paragraph of Article V, paragraph B, submitted as set out on Attachment.
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3.   The amendment(s) was/were adopted on       April 27,            1995
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               (If more that one amendment was adopted, identify the date of adoption of each amendment)

4.   Check the appropriate statement:

     X    Shareholder action was required to adopt the amendment(s). The vote
    ---   was follows:

               Class or series of shares         Common
                                             ---------------
               No. of shares outstanding
                                             ---------------
          No. of votes needed to be cast
                                             ---------------
                    No. of votes cast for      3,746,784
                                             ---------------
               No. of votes cast against         713,661
                                             ---------------

          Shareholder action was not required to adopt the amendment(s). The amendment(s) was/were adopted by the board of directors without shareholder action.
     ---

          The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was/were adopted by the incorporators or by the board of directors.
     ---

Execution:/s/Orval N. Thompson     Orval N. Thompson        Secretary
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            SIGNATURE              PRINTED NAME             TITLE


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            SIGNATURE              PRINTED NAME             TITLE


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            SIGNATURE              PRINTED NAME             TITLE


Person to contact about
this filing:                       Thomas L. Black          (503)926-2255
                                   ---------------------------------------------
                                        Name                DAYTIME PHONE

MAKE CHECKS PAYABLE TO THE CORPORATION DIVISION. SUBMIT THE COMPLETED FORM AND FEE TO THE ABOVE ADDRESS OR INCLUDE YOUR VISA OR MASTERCARD NUMBER AND EXPIRATION DATE. SUBMIT THE COMPLETED FORM AND FEE TO THE ABOVE ADDRESS OR FAX TO (503) 378-4381.

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                                PROPOSAL TO AMEND
                       RESTATED ARTICLES OF INCORPORATION

     The Board of Directors of Oremet has unanimously adopted the following resolutions approving and recommending to shareholders for their approval the stated amendments to the Restated Articles of Incorporation.

          RESOLVED: That the Board of Directors hereby proposes the following amendment to the Corporation's Articles of Incorporation for approval of the shareholders of the Corporation at the next annual meeting:

     That the second paragraph of Article V. B of the Corporation's Articles of Incorporation be amended to read in its entirety as follows:

          (a) As long as 25% of the Corporation's outstanding stock is held by defined contribution employee benefit plans which are qualified under Internal Revenue Code Section 401(a) (including, without limitation, the Oregon Metallurgical Corporation Employees Stock Ownership Plan and the Oregon Metallurgical Corporation Employees Savings Plan), four (4) of the nine (9) members of the Board of Directors of the Corporation shall be nominated as follows: Two (2) of said Directors shall be nominated by the Corporation's employees affiliated with the United Steelworkers of America, Local 7150 (the "Union Employees"), and two (2) of said Directors shall be nominated by the Corporation's employees who are not affiliated with the United Steelworkers of America, Local 7150 (the "Salaried Employees");
     and

          (b) In the event that less than 25% of the Corporation's outstanding stock is held by such defined contribution employee benefit plans which are qualified under Internal Revenue Code 401(a), two (2) of the nine (9) members of the Board of Directors of the Corporation shall be nominated as follows: One (1) of said Directors shall be nominated by the Corporation's Union Employees, and one (1) of said Directors shall be nominated by the Corporation's Salaried Employees; and

          (c) Such proportional representation of defined contribution employee benefit plans which are qualified under Internal Revenue Code 401(a) shall be maintained if the number of directors is increased of decreased.